UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2010

Prime Estates & Developments, Inc.

(Name of registrant in our charter)

Nevada	6552	27 0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

4709 West Golf Rd, Suite 425, Skokie, Illinois	60076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  224-489-2392

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.  Entry into a Material Definitive Agreement.

On July 5, 2010, we entered into 8 consulting agreements with 8 non-US citizens or residents to provide various consulting services necessary to further our business plan.  We issued an aggregate of 3,710,000 shares under these Agreements.  We valued these shares at $.10 each or an aggregate of $371,000 based upon the price that the initial investors invested in the company and considering that no trade of our stock has been done yet. Moreover, the company has not acquired any real estate property yet and has not made any other agreement towards this goal yet.

The Agreements are filed as exhibits to this report and should be referred to in their entirety for a complete description thereof.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

	None of these issuances involved underwriters, underwriting discounts or commissions;
	We placed Regulation S required restrictive legends on all certificates issued;
	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

	Access to all our books and records.
	Access to all material contracts and documents relating to our operations.
	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Consulting Agreement
10.2	Consulting Agreement
10.3	Consulting Agreement
10.4	Consulting Agreement
10.5	Consulting Agreement
10.6	Consulting Agreement
10.7	Consulting Agreement
10.8	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIME ESTATES & DEVELOPMENTS, INC.

Date: July 6, 2010	By:	/s/ Spiros Sinnis
Spiros Sinnis
President